Exhibit 10.4

FORM OF SUPPLEMENTAL EMPLOYEE GRANTOR TRUST ENROLLMENT AGREEMENT

This agreement (“Agreement”) is made the              day of                     , 2005, between                                                               (the “Employee”), the person, if any, to whom the Employee is legally married (the “Employee’s Spouse”), Altria Corporate Services, Inc. (“ALCS”) and those affiliates of ALCS set forth on Exhibit B (the “Company”) by whom the Employee is or has been employed.

Introduction

The Company has established and maintained the Benefit Equalization Plan and the Supplemental Management Employees’ Retirement Plan (the “Supplemental Plans” or the “Plans”).

Previously the Employee, the Employee’s Spouse and the Company entered into one or more Employee Grantor Trust Enrollment Agreements (the most recent of which, including any amendments thereto, is hereinafter referred to as the “Original Enrollment Agreement”) providing for payments to or on behalf of the Employee by the relevant participating employer or employers in discharge of their respective obligations under the Supplemental Plans, such payments to be made to an Employee Grantor Trust established by the Employee (the “Trust”). The parties wish to acknowledge that the Original Enrollment Agreement will apply to those accrued benefits under the Supplemental Plans attributable to service rendered before January 1, 2005, to provide in this Agreement for the payment of additional current compensation to the Employee for services rendered in each year after 2004 in the amount specified below in consideration for the Employee’s agreement to waive participation in the Supplemental Plans with respect to service attributable to periods after December 31, 2004, and to provide for the payment of such additional compensation into the Employee Grantor Trust established by the Employee pursuant to the Original Enrollment Agreement in accordance with the terms specified below.

In consideration of their mutual undertakings, the Company, the Employee, and the Employee’s Spouse agree as follows:

I. Waiver of Right to Accrue Further Benefits in Supplemental Plans and Continued

Maintenance of Grantor Trust

1.1 In consideration of the Company’s agreement to make the Target Payments as provided for in Article II, the Employee hereby waives the right to accrue any benefits under the Supplemental Plans with respect to service performed after December 31, 2004 and agrees to cease active participation in the Supplemental Plans effective as of that date.

1.2 The Employee agrees to continue to maintain the Trust for the purpose of

Exhibit 10.4

receiving and holding (a) the cash deposits made pursuant to the Original Enrollment Agreement and (b) any additional cash deposits made pursuant to Article II of this Agreement. The cash deposits made pursuant to the Original Enrollment Agreement, including any Funding Payments made under that Agreement with respect to service performed by the Employee for periods before January 1, 2005 and earnings on those deposits, shall offset the benefits accrued by the Employee under the Supplemental Plans as of December 31, 2004, as provided in the Original Enrollment Agreement. Such Funding Payments, and any earnings thereon, shall be maintained by the Trustee in a separate subaccount in the Trust (hereinafter referred to as “Subaccount FP-A”). This Agreement shall govern the terms of any current compensation payments deposited by the Company on behalf of the Employee in the Trust pursuant to Article II below, which compensation payments and earnings thereon shall be maintained by the Trustee in a separate subaccount (hereinafter referred to as “Subaccount TP”).

1.3 The Employee and the Employee’s Spouse, if any, agree that they will not directly contribute any additional funds to Subaccount TP. The Employee and the Employee’s Spouse also understand that assets held in Subaccount TP will be available for distribution or withdrawal only (a) after the Employee’s retirement, death or other termination of employment with the Company (for this purpose treating Kraft Foods, Inc. or one of its subsidiaries (“Kraft”) as part of the Company so long as Kraft is then a member of a controlled group of corporations including the Company), which may include termination by reason of long-term disability, (b) in certain circumstances in which there has been a transfer of the Employee’s employment with the Company or Kraft to a foreign jurisdiction resulting in a termination of the Trust, (c) in other limited circumstances permitted under the Employee Grantor Trust Agreement, and (d) to the extent that Trust withdrawals are necessary to pay taxes on Trust earnings as provided in Section 3.1.

1.4 The Employee and the Employee’s Spouse, if any, understand that, under the terms of the Employee Grantor Trust Agreement, the Trustee intends to exercise its investment discretion in a manner consistent with the purpose of the Trust specified in Section I.(3) of the Trust Agreement and acknowledge that they have been informed that the Trustee currently intends to invest the Trust assets in one or more of the Fidelity Freedom Funds in the manner set forth in Item 3 of Schedule A of the Employee Grantor Trust Agreement, but that the Trustee retains discretion to change the assets in which the Trust will be invested.

1.5 The Employee (or in the event of the Employee’s death, the Employee’s Beneficiary(ies) as designated by the Employee in the manner specified by the Administrator) may exercise the rights of withdrawal provided for in Section 1.3 above by directing the Trustee in writing to liquidate the Trust assets and distribute the proceeds to the Employee or Beneficiary(ies) as the case may be. In the absence of such written direction, the assets in Subaccount TP shall be distributed to the Employee or his or her Beneficiary(ies), as relevant, following the Employee’s termination of employment in kind to the extent feasible and otherwise in cash, except to the extent any new trust agreement entered into between the Employee (or the Employee’s Beneficiary(ies)) and Fidelity Management Trust Company as contemplated by Section I.(7) of the Grantor Trust Agreement otherwise provides.

1.6 Under no circumstances whatever shall the Company, any other employer, or the

Exhibit 10.4

Administrator have any interest in, or be entitled to receive, any of the Trust assets.

II. Payments to Trust and Maintenance of Assumed Trust Balances

2.1 Subject to its right provided in Section 2.5 to discontinue making payments described in Section 2.2, for each year that the Employee is employed by the Company or by Kraft (if Kraft is then a member of a controlled group of corporations including the Company), the Company agrees to make a payment of additional cash compensation to the Employee for that year in the form of a payment to the Trust established by the Employee of an amount determined in accordance with the provisions of Section 2.2 (the “Target Payment”). The Employee directs the Company and its agents (a) to deduct federal, state, and local taxes, using the tax-rate assumptions set forth on Exhibit A (except to the extent that applicable law requires withholding at a higher rate), and any employment or other applicable taxes from the Target Payment, and remit such taxes to the appropriate authorities, and (b) to pay the remainder of the Target Payment into Subaccount TP in cash.

2.2 For any calendar year, the Target Payment to be made early in the following year will be determined in accordance with the following provisions.

(a) The Target Payment will include the sum of the amounts determined under Sections 2.2(a)(i), (ii) and (iii) below:

(i) an amount equal to:

(A) the present value of the after-tax benefit that the Employee would have accrued for the year if he or she had been a participant in the defined benefit portions of the Supplemental Plans for the year, based solely on the benefit service for that year (but not more than one year) that would have been taken into account under the Supplemental Plans, calculated using reasonable assumptions relating to factors such as, but not limited to, retirement age, earnings in Subaccount TP, and interest rates, all as determined by the Company, and the tax-rate assumptions set forth in Exhibit A; plus

(B) the present value of any after-tax benefits other than those described in Section 2.2(a)(i)(A) above that the Employee would have accrued under the defined benefit portions of the Supplemental Plans during the year, if he or she had been a participant in the Supplemental Plans for the year, as a result of continued service with, or changes in compensation from, the Company (or Kraft, if Kraft is then a member of a controlled group of corporations including the Company) during the year, determined using the assumptions set forth in Section 2.2(a)(i)(A) immediately above;

(ii) an amount equal to the estimated after-tax value (calculated using

Exhibit 10.4

the tax-rate assumptions set forth in Exhibit A) of the deemed Company contribution that would have been allocated to the Employee’s account for the year if he or she had been a participant in the defined contribution portion of the Supplemental Plans for the year; and

(iii) an amount estimated by the Company to be sufficient to enable the Employee to pay the applicable income taxes on the earnings of Subaccount TP for the year with respect to which the Target Payment is to be made and on any hypothetical earnings of Assumed Trust Account TP maintained for the Employee pursuant to Section 2.3 for such year if those amounts had been actual earnings;

(b) For Target Payments made with respect to 2006 and subsequent years, the amount determined in accordance with Section 2.2(a) will be adjusted, positively or negatively, to reflect:

(i) the amount by which the earnings on the assets in Subaccount TP for the year for which the Target payment is being made deviate from the amount the assets in Subaccount TP would have earned if (A) the rate of return for such year on the assets in Subaccount TP attributable to the portions of prior Target Payments that were determined as if the Employee had participated in the defined benefit components of the Supplemental Plans equaled the corresponding earnings rates incorporated in the assumptions described in Section 2.2(a)(i), and (B) the rate of return on the assets in Subaccount TP attributable to the portions of prior Target Payments that were determined as if the Employee had participated in the defined contribution component of the Supplemental Plans equaled the amount that would have been credited under the Supplemental Plans, in both cases treating Subaccount TP as though it contained any balance in Assumed Trust Account TP maintained pursuant to Section 2.3;

(ii) the decrease, if any, in the present value of the accrued benefit that would have resulted from not commencing benefits under the defined benefit components of the Supplemental Plans if the Employee had participated in such plans during the year with respect to which the Target Payment is being made, as measured by the decrease, if any, resulting from substituting in the Target Payment calculation made for the year immediately preceding the year with respect to which the Target Payment is being made the Employee’s age as of the end of the year with respect to which the Target Payment is being made;

(iii) the increase or decrease that would result from recalculating (as if the Employee had continued participating in the Supplemental Plans and disregarding the present value of the benefit the Employee actually accrued as a participant under the Supplemental Plans before 2005)

(A) the present value of the accrued benefit the Employee would have had under the defined benefit components of the Supplemental Plans as of the end of the year immediately preceding the year with respect to

Exhibit 10.4

which the Target Payment is to be made, determined using the Employee’s age at the end of the year with respect to which the Target Payment is to be made and the interest rate used under Section 2.2(a)(i) in determining the lump sum value as of the assumed retirement age for purposes of calculating the present value referred to in that section, as in effect for the year immediately preceding the year with respect to which the Target Payment is to be made, by using

(B) the interest rate used under Section 2.2(a)(i) in determining the lump sum value as of the assumed retirement age for purposes of calculating the present value referred to in that section, as in effect for the year with respect to which the Target Payment is to be made;

(iv) the effect of any difference between the rates at which contributions were made to any qualified defined contribution plans for the year immediately preceding the year with respect to which the Target Payment is to be made and those assumed in determining the portion of the Target Payment for such preceding year that was determined as if the Employee had participated in the defined contribution component of the Supplemental Plans;

(v) the effect of any discrepancies from actual data (such as service, compensation, elective deferrals, etc.) from those used in determining the Target Payment for the preceding year;

(vi) the amount by which the portion of the Target Payment determined under Section 2.2(a)(iii) for the year preceding the year with respect to which the Target Payment is being made differs from the amount that such portion of such Target Payment would have been if the actual amount and character of the relevant earnings on the assets in Subaccount TP (treating the amount credited as hypothetical earnings to Assumed Trust Account TP maintained for the Employee pursuant to Section 2.3 as if those amounts were actual earnings) had been known at the time that portion of the Target Payment for the year preceding the year with respect to which the Target Payment is being made was determined;

(vii) the effect that using the Federal, state and local income tax rates applicable under Exhibit A and in effect in the year for which the Target Payment is being made would have had on the after-tax values taken into account in Sections 2.2(a)(i) and (ii) in calculating prior Target Payments; and

(viii) to the extent not otherwise reflected in the calculations under Section 2.2(a), the effect of any increases or decreases in the limitations on compensation taken into account in, benefits under, or contributions to tax-qualified retirement plans.

Exhibit 10.4

Notwithstanding the foregoing, if the Employee is not actively employed by the Company (for this purpose treating Kraft as part of the Company so long as Kraft is then a member of a controlled group of corporations including the Company) on September 30 of the year for which the Target Payment is made (unless the Employee’s employment was terminated involuntarily or was terminated (1) as the result of the Employee’s death or disability (2) within 60 days after the Employee attained age 55, or (3) within 60 days after the Employee attained age 65), only those adjustments described in Sections 2.2(b)(i) through (viii) above that would decrease the amount of the Target Payment will be taken into account. In addition, no adjustment will be made under any provision of this Section 2.2(b) to the extent that it would duplicate an adjustment made under any other provision of this Section 2.2(b). Similarly, no adjustment will be made under this Section 2.2(b) to the extent that section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) allows the Company to make payments currently without penalty with respect to the benefit the Employee had accrued under the Supplemental Plans as of December 31, 2004 and such current payments would result in a duplicative payment to the Employee.

(c) The Target Payment will be an amount sufficient to cause the amount remaining after withholding of income taxes (determined as if withholding for federal, state and local income taxes were effected at the rates specified in Exhibit A), but disregarding any withholding for the Employee’s share of employment taxes, to equal the amount determined under Section 2.2(a) as adjusted in accordance with Section 2.2(b).

2.3 The Company will maintain an assumed account (“Assumed Trust Account TP”) to which it will credit each year an amount equal to the sum of (a) the amount paid as the Employee’s share of employment taxes with respect to the Target Payment made during the year, and (b) the amount by which the federal, state and local income taxes actually withheld from such Target Payment exceeded the amount that would have been withheld if withholding were effected at the rate or rates specified in Exhibit A, each as determined in its discretion by the Company. In addition, in the event all or a portion of the funds in Subaccount TP are attached by court order or other legal process or are otherwise alienated to third parties, the amount so attached will be credited to Assumed Trust Account TP as of the date of the attachment or alienation. The Company will also credit to or debit from, as appropriate, Assumed Trust Account TP each year an amount equal to the amount the balance in Assumed Trust Account TP would have earned or lost if that balance were invested in the same manner as the assets of Subaccount TP.

2.4 For any year, the Company will make the Target Payment to the Employee by March 15 of the following year, except in any case in which reasonable administrative delay causes the Company to make the Target Payment as of a later date within the same calendar year.

2.5 The Company has the right to discontinue making Target Payments to the Employee at any time. If, however, the Company discontinues making Target Payments to the Employee, the Employee will become covered under the Supplemental Plans, in accordance with their terms at the time, commencing as of the first day of the year following the year for which

Exhibit 10.4

the Company last made a Target Payment to the Employee, to the extent permissible under Code section 409A and disregarding for purposes of the accrual of benefits any service for the years during which the Employee was not a participant in the Supplemental Plans.

III. Tax Payments With Respect to Trust Earnings

3.1 Each year trust assets will be distributed to the Employee to provide the Employee with the amounts estimated by the Administrator, using the tax-rate assumptions set forth in Exhibit A, to be sufficient to pay federal, state, local and other applicable income taxes with respect to any earnings of Subaccount TP.

IV. Appointment of ALCS as Agent

4.1 The Employee appoints ALCS and such persons as may be designated to act on behalf of ALCS as his or her duly authorized agent for the following purposes: (a) providing, in accordance with the duties of the “Administrator” as set forth in the form of Trust Agreement attached to the Original Enrollment Agreement as Exhibit A, information and direction to the trustee of the Trust; (b) removing the trustee and appointing a successor trustee of the Trust; (c) examining the books and records of the Trust; (d) amending the Trust as to ministerial matters (and as to other matters, with the consent of the Employee); and (e) terminating the Trust.

4.2 The Employee’s appointment of ALCS as his or her agent is based on the Employee’s special trust and confidence in ALCS, its management and its parent corporation, Altria Group, Inc. In the event of a Change of Control (as defined in Section 7.4) of ALCS or Altria Group, Inc., the Employee (or, if applicable, the Employee’s Spouse or Beneficiaries under the Trust Agreement) may remove ALCS (or its successor) and any designee of ALCS as the duly authorized agent for purposes of carrying out the actions set forth in Section 4.1 by delivering to both ALCS (or its successor) and the trustee of the Trust, within any period of two days, written notice of such removal. The trustee shall not be required to verify that there has been a Change of Control and shall be entitled to rely upon the Employee’s notice of removal unless ALCS provides to the trustee (within 10 days following the trustee’s receipt of the notice of removal from the Employee) written notice certifying that no Change of Control has occurred.

4.3 ALCS shall cease to be the Employee’s agent upon termination of the Trust for any reason provided in the Trust Agreement or upon removal of ALCS as Administrator following a Change of Control as provided in Section 4.2 above.

V. Assignment and Attachment of Trust Assets

5.1 The Employee and the Employee’s Spouse understand and agree that, except for any distributions from the Trust to pay taxes as provided in this Agreement, neither they nor the Employee’s Beneficiary(ies), as designated by the Employee at the time the Employee executed this Agreement or pursuant to any later beneficiary designation completed by the Employee and filed with the Administrator, may receive any amounts from Subaccount TP at any time earlier

Exhibit 10.4

than the Employee’s termination of employment. Thus, should any amounts under Subaccount TP be assigned to the Employee’s Spouse or any other party pursuant to a domestic relations order or otherwise, the Employee’s Spouse agrees that such amounts shall not be payable under such order until the Employee’s termination of employment. If the Employee or the Employee’s Spouse resides in a community property state, the Employee and the Employee’s Spouse understand and agree that all amounts held in the Trust shall be treated as the Employee’s separate property to the extent permitted by applicable law.

VI. Termination

6.1 This Agreement shall terminate 30 days after the date on which the last Target Payment is made or, if later, 30 days after the date on which all amounts are distributed from Subaccount TP.

6.2 Notwithstanding the above, during the lifetime of the Employee, this Agreement may be terminated at any time by ALCS or the Company upon providing 30 days written notice to the Employee, or by the Employee providing 30 days written notice (or such lesser period as the Company may prescribe) to ALCS and the Company. Any such termination shall operate on a prospective basis only and shall not operate to release the funds already in Subaccount TP or to otherwise alter the application of the terms of this Agreement to such funds. In addition, if this Agreement is terminated by the Employee, the Employee will not thereafter become a participant in the Supplemental Plans.

VII. Miscellaneous

7.1 Nothing in this Agreement shall be construed to confer upon the Employee the right to continue in the employment of the Company or Kraft, or to require the Company or Kraft to continue the employment of the Employee.

7.2 This Agreement shall be binding upon and inure to the benefit of ALCS, the Company, their successors and assigns, the Employee, the Employee’s Spouse and the Employee’s Beneficiary(ies) under the Trust Agreement, and their heirs, executors, other successors in interest, administrators, and legal representatives.

7.3 The validity and interpretation of this Agreement shall be governed by the laws of the State of New York.

7.4 Change of Control. For the purpose of this Agreement, a “Change of Control” shall mean:

(a)

The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock

Exhibit 10.4

of Altria Group, Inc. (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of Altria Group, Inc. entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from Altria Group, Inc. or any corporation or other entity controlled by Altria Group, Inc. (the “Affiliated Group”) (ii) any acquisition by a member of the Affiliated Group, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by a member of the Affiliated Group or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 8.5; or

(b)

Individuals who, as of the date hereof, constitute the Board of Directors of Altria Group, Inc. (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Altria Group, Inc.’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)

A reorganization, merger, share exchange or consolidation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns such shares and voting power through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of any member of the Affiliated Group or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 40% or more of, respectively, the then

Exhibit 10.4

outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or at the time of the action of the Board providing for such Business Combination or were elected, appointed or nominated by the Board; or

(d)

A (i) complete liquidation or dissolution of Altria Group, Inc. or (ii) sale or other disposition of all or substantially all of the assets of Altria Group, Inc., other than to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 40% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of any member of the Affiliated Group or such corporation), except to the extent that such Person owned 40% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or at the time of the action of the Board providing for such sale or other disposition of assets of Altria Group, Inc. or were elected, appointed or nominated by the Board; or

(e)	the entry of an order for relief against Altria Group, Inc. as debtor in a case under the United States Bankruptcy Code, as amended.

(f)

Members of the Affiliated Group cease to own, directly or indirectly, more than 60% of the combined voting power of the then outstanding voting securities of ALCS entitled to vote generally in the election of directors of ALCS, unless all of the services to be provided by ALCS as Administrator

Exhibit 10.4

hereunder are provided by another member of the Affiliated Group.

7.5 If no one signs this Agreement as the Employee’s Spouse, the Employee hereby certifies that he or she has no spouse as of the date of this Agreement and further agrees to obtain the signature of any spouse to whom he or she may become married in the future as a party to this Agreement.

7.6 It is understood and agreed that all rights and obligations arising out of this Agreement relating to any spouse, Beneficiary(ies) of Subaccount TP or any other third parties are derived from the rights of the Employee under this Agreement and that all provisions of this Agreement relating to any such third parties are to be construed as binding on such third parties as if they had expressly agreed in writing to such provisions.

IN WITNESS WHEREOF, the Employee, the Employee’s Spouse, and ALCS have caused this Agreement to be executed as of the day and year first above written.

Attest:

Signature of Employee

Attest:

Signature of Employee’s Spouse

This Agreement is executed on behalf of ALCS and other participating employers in the Supplemental Plans, including those listed on Exhibit B.

Attest:

Altria Corporate Services, Inc.

By:

Attachments:

Exhibit A: Tax-Rate Assumptions

Exhibit B: List of Participating Employers

Exhibit 10.4

EXHIBIT A: Tax-Rate Assumptions

Federal income tax rate: the highest marginal Federal income tax rate as adjusted for the Federal deduction of state and local taxes and the phase out of Federal deductions under current law (or as adjusted under any subsequently enacted similar provisions of the Code).

State income tax rate:

•

For purposes of Section 2.2(c), generally, the highest adjusted marginal state income tax rate based on the state in which the Employee is or was last employed by the Company (or Kraft, if Kraft is then a member of a controlled group of corporations including the Company) as of the date the payment is made.

•

For all other purposes, the highest adjusted marginal state income tax rate based on the Employee’s state of residence on the last day worked by the Employee in the year for which the Target Payment is being made.

Local income tax rate:

•

For purposes of Section 2.2(c), generally, the highest adjusted marginal local income tax rate (taking into account the Employee’s resident or nonresident status) based on the locality in which the Employee is or was last employed by the Company (or Kraft, if Kraft is then a member of a controlled group of corporations including the Company) as of the date the payment is made.

•

For all other purposes, the highest adjusted marginal local income tax rate (taking into account the Employee’s resident or nonresident status) based on the Employee’s locality of residence on the last day worked by the Employee in the year for which the Target Payment is being made.

Exception:

In the case of an Employee who is an expatriate actively employed by the Company and subject to United States taxation for all tax purposes, income taxes shall generally be computed as follows. Expatriate taxes will be calculated assuming the highest marginal Federal income tax rate as adjusted for the Federal deduction of state and local taxes and the phase out of Federal deductions under current law (or as adjusted under any subsequently enacted similar provisions of the Code). The applicable state and local tax rates will be adjusted to reflect an Employee’s expatriate status to the extent appropriate.

Capital gains: the ordinary income or capital gains character of items of Trust investment income or deemed investment income shall be taken into account where relevant.

The above principles shall generally be applied in determining tax-rate assumptions for the relevant purpose, but the Company shall have the authority in its discretion to alter the assumptions made where deemed appropriate to take into account particular facts and circumstances.

Exhibit 10.4

EXHIBIT B: List of Participating Employers

Altria Group, Inc.
Altria Corporate Services, Inc.
Philip Morris USA Inc.
Philip Morris International Inc.
Philip Morris Capital Corporation

And the participating subsidiaries of each of the above entities.